[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit 10.22

LICENSE AGREEMENT

        This Non-Exclusive License Agreement (this "Agreement"), effective as of August 13, 2001 (the "Effective Date"), is entered into by and between XOMA Ireland Limited, a company with limited liability organized under the laws of the Republic of Ireland having offices at Shan- non Airport House, Shannon, County Clare, Ireland (with its Affiliates, "XOMA"), and Affymax, Inc., a Delaware corporation having offices at 4001 Miranda Avenue, Palo Alto, California, 94304, U.S.A. ("Affymax").

BACKGROUND

        A.    XOMA is the owner or exclusive licensee of certain XOMA Patent Rights and Affymax wishes to acquire a non-exclusive license under the XOMA Patent Rights and Know-How; and

        B.    XOMA is willing to grant Affymax non-exclusive licenses, on the terms and conditions set forth below, in order to permit Affymax to engage in certain research activities.

        NOW, THEREFORE, in consideration of the promises and the mutual covenants herein-after recited, the parties agree as follows:

ARTICLE 1
DEFINITIONS

        In this Agreement, the following terms shall have the meanings set forth in this Article.

        1.1   "Affiliate" means any corporation or other entity which is directly or indirectly controlling, controlled by or under common control with a party hereto. For purposes of this Agreement, "control" (including, with correlative meanings, the terms "controlled" and "controlling") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the subject corporation or other entity, whether through the ownership of voting securities, by agreement or otherwise.

        1.2   "Affymax Collaborator" means any person or entity who, pursuant to a written agreement with Affymax meeting the requirements of Section 2.4 of this Agreement on whose behalf Affymax engages in use of Licensed Materials to conduct Research. No person or entity shall be deemed to be an Affymax Collaborator if such person or entity, either as of the date of its written agreement with Affymax or thereafter, is or was (a) infringing any XOMA Patent Rights and/or (b) engaged in the licensing, manufacture, sale, offer for sale, import or export of phage display services, products or materials.

        1.3   "Antibody Phage Display" means the use of Antibody Phage Display Materials.

        1.4   "Antibody Phage Display Materials" means (i) any collection or library of polynucleotide sequences which encodes at least one Immunoglobulin and which is contained in filamentous bacteriophage and/or bacteriophage or phagmid cloning vectors capable of propagation in bacteria; or (ii) any collection or library of bacteriophage wherein an Immunoglobulin is expressed as a fusion protein comprising the Immunoglobulin and an outer surface polypeptide of a bacteriophage.

        1.5   "Change in Control" means any transaction or series of transactions as a result of which any person or group (as defined under the U.S. Securities Exchange Act of 1934, as amended) becomes, directly or indirectly, the beneficial owner of more than fifty percent (50%) of the total voting power of Affymax's equity securities or otherwise gains control of Affymax.

        1.6   "Confidential Information" means any proprietary or confidential information or material disclosed by a party to the other party pursuant to this Agreement, which is (i) disclosed in tangible form hereunder and is designated thereon as "Confidential" at the time it is delivered to the receiving party, or (ii) disclosed orally hereunder and identified as confidential or proprietary when disclosed and such disclosure of confidential information is confirmed in writing within thirty (30) days by the disclosing party.

        1.7   "Immunoglobulin" means any molecule that has an amino acid sequence by virtue of which it specifically interacts with an antigen and wherein any chains of the molecule contain a functionally operating region of an antibody variable region including, without limitation, any naturally occurring or recombinant form of such a molecule.

        1.8   "Know-How" means unpatented and/or unpatentable technical information, including ideas, concepts, inventions, discoveries, data, designs, formulas, specifications, procedures for experiments and tests and other protocols, results of experimentation and testing, fermentation and purification techniques, and assay protocols owned by XOMA as of the Effective Date which may be necessary for the practice of the XOMA Patent Rights solely as contemplated hereunder and which XOMA has the right to license. Know-How shall not include the XOMA Patent Rights. All Know-How shall be Confidential Information of XOMA.

        1.9   "Licensed Materials" means solely those articles of manufacture, compositions of matter or apparatus which is made or used under conditions, which, without a license, would con-stitute infringement of the XOMA Patent Rights. Excluded from the definition of Licensed Materials is any article of manufacture, composition of matter or apparatus which, even if otherwise licensed hereunder, is made or used under conditions which infringe any claim of an issued patent owned or controlled by XOMA other than the XOMA Patent Rights.

        1.10 "Product" means any composition of matter or article of manufacture, including, without limitation any diagnostic, prophylactic or therapeutic product, which was discovered or created by or arose out of or is related to use of Licensed Materials, and is made or sold under conditions which, if unlicensed, would constitute infringement of the XOMA Patent Rights.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        1.11 "Research" means phage display, but specifically excludes Antibody Phage Display.

        1.12 "Third Party" means any person or entity other than Affymax or XOMA.

        1.13 "Valid Claim" means (i) a claim of an issued and unexpired patent included within the XOMA Patent Rights or (ii) a claim of a pending patent application within the XOMA Patent Rights.

        1.14 "XOMA Patent Rights" means the patent applications and patents listed on Exhibit A hereto and, solely to the extent any Valid Claim would cover or be included in the license grants provided for herein, all divisions, continuations, continuations-in-part, and substitutions thereof; all foreign patent applications corresponding to the preceding applications; and all U.S. and foreign patents issuing on any of the preceding applications, including extensions, reissues and re-examinations.

ARTICLE 2
LICENSE

        2.1    Grant.    Subject to the other terms and conditions of this Agreement, XOMA hereby grants to Affymax, without any right to sublicense, a worldwide, non-exclusive, non-transferable license under the XOMA Patent Rights and Know-How to, solely on its own behalf or on behalf of an Affymax Collaborator, make and use Licensed Materials to conduct Research.

        2.2    Covenant Not To Sue.    XOMA covenants that it will not initiate any claim of direct infringement against any Affymax Collaborator solely to the extent reasonably necessary to permit Affymax's use of Licensed Materials for activities otherwise properly licensed in accordance with the provisions of this Agreement. The covenant not to sue granted pursuant to this Section 2.2 is personal to each Affymax Collaborator, cannot be assigned or transferred and does not constitute a release or waiver of past, present or future infringement of the XOMA Patent Rights by Affymax or any Third Party, including, without limitation, any Affymax Collaborator acting outside of the scope of the written agreement with Affymax provided for in Section 2.4(a). Without limitation, the covenant not to sue granted pursuant to this Section 2.2 does not extend or permit, except as otherwise provided for under this Agreement, the manufacture, import, export, sale or offer of sale of any Product, composition of matter or article of manufacture infringing any Valid Claim of the XOMA Patent Rights.

        2.3    No Implied Rights.    Only the rights and licenses granted pursuant to the express terms of this Agreement shall be of any legal force or effect. No license or other rights shall be deemed to have been granted to Affymax other than as expressly provided for in this Agreement. Affymax, renounces and hereby quitclaims any implied rights to licenses under the XOMA Patent Rights that may arise by operation of this Agreement or under applicable law. For the avoidance of doubt, the license grants pursuant to Section 2.1 do not include, and expressly exclude, the following:

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

          (a)   any right or license under the XOMA Patent Rights to sell, lease, license, transfer or dispose of the ownership or possession of any Licensed Materials or any Product;

          (b)   any right or license under the XOMA Patent Rights to commercialize any Licensed Materials or any Product;

          (c)   any right or license to engage in any activities on behalf of or in collaboration with any Third Party, other than an Affymax Collaborator;

          (d)   any right to release any Third Party, including an Affymax Collaborator, from any claim of infringement under the XOMA Patent Rights; and

          (e)   to engage in or cause any Third Party to engage in Antibody Phage Display or to use any Licensed Materials to identify, select, characterize, study or test an Immunoglobulin.

        2.4    Transfer Limitations.    (a) Affymax shall not make or use Licensed Materials on behalf of any Third Party unless it is in receipt of a valid and enforceable written agreement pursuant to which that Third Party (i) represents and warrants that it has not, is not and will not infringe, directly or indirectly, the XOMA Patent Rights; and (ii) acknowledges that it may not use any Product resulting from Affymax's use of Licensed Materials for any purpose other than for Research.

        (b)   The provisions of Section 2.4(a) shall not be applicable solely with respect to any Third Party (i) with whom XOMA enters into a license agreement prior to the applicable activity by or with Affymax; and (ii) with respect to whom XOMA gives notice to Affymax that such license agreement meets the requirements of Section 2.4(a).

        2.5    Ownership; Enforcement.    At all times XOMA will retain ownership of the XOMA Patent Rights and may use and commercialize the XOMA Patent Rights itself or with any Third Party for any purpose whatsoever. XOMA retains the right, at its sole discretion, to enforce, maintain and otherwise protect the XOMA Patent Rights. Within thirty (30) days of the Effective Date, and at all times thereafter during the term of this Agreement, Affymax shall give XOMA prompt notice in writing of all information or facts in its possession which identify or are reasonably likely to lead to the identification of any unauthorized use of the XOMA Patent Rights, including without limitation the conduct of any activities outside of the scope of the license grants pursuant to Section 2.1. Affymax, at XOMA's expense, shall cooperate with XOMA's reasonable written demands to Affymax with respect to any actions XOMA may choose to take related to the enforcement, maintenance or protection of the XOMA Patent Rights.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        2.6    Reports, Inspection and Audits.    (a) Within thirty (30) days of the end of each calen-dar quarter, Affymax shall deliver to XOMA a written report which (i) specifies the name, address and contact person for each and every Affymax Collaborator; (ii) describes in reasonable detail the current status and scope of any activities which involve the use of Licensed Materials; and (iii) identifies all Products.

        (b)   Affymax shall maintain original records fully and properly reflecting those activities to be reported to XOMA pursuant to Section 2.6(a) (together with the written materials required by Section 2.4(a) the "Records"), in sufficient detail and in good scientific manner appropriate for patent, regulatory and manufacturing purposes. XOMA shall have the right to arrange for its auditors, and contractors to visit Affymax at its offices and laboratories and other facilities, wherever located, concerning the subject matter of this Agreement, during normal business hours on reasonable notice, with the right to copy all Records.

ARTICLE 3
PAYMENTS

        3.1    Technology Access Fee.    In consideration for XOMA's execution of this Agree-ment, Affymax shall pay XOMA on the Effective Date a non-refundable technology access fee of Seventy-Five Thousand United States Dollars (US $75,000.00).

        3.2    Annual Maintenance Fee.    On July 1 of each year from [ * ] during the term hereof, Affymax shall pay XOMA an annual maintenance fee of [ * ] United States Dollars (US $[ * ]).

        3.3    Collaborator Access Fee.    No activity shall be undertaken on behalf of any Affymax Collaborator until payment by Affymax of an initial fee of [ * ] United States Dollars (US $[ * ]) (as to each Affymax Collaborator, a "Collaboration Fee") for such collaboration. For so long as Affymax is undertaking any activity on behalf of such Affymax Collaborator, on each successive annual anniversary of the payment of the Collaboration Fee, Affymax shall pay an additional Collaboration Fee.

        3.4    Payments.    All payments due hereunder shall be paid by wire transfer in United States Dollars in immediately available funds to an account designated by XOMA.

ARTICLE 4
CONFIDENTIALITY

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        4.1    Confidential Information.    Except as expressly provided herein, the parties agree that, for the term of this Agreement and for five (5) years thereafter, the receiving party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement any Confidential Information furnished to it by the disclosing party hereto, except to the extent that it can be established by the re-ceiving party by written proof that such Confidential Information:

          (a)   was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

          (b)   was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

          (c)   became generally available to the public or otherwise part of the public domain after its disclosure other than through any act or omission of the receiving party in breach of this Agreement; or

          (d)   was subsequently lawfully disclosed to the receiving party by a person other than a party hereto.

        4.2    Permitted Use and Disclosures.    Each party hereto may use or disclose information disclosed to it by the other party to the extent such use or disclosure is reasonably necessary in complying with applicable law or government regulations or conducting clinical trials.

        4.3    Confidential Terms.    Except as expressly provided herein, Affymax agrees not to disclose any terms of this Agreement to any Third Party without the consent of XOMA; provided, that disclosures may be made as required by securities or other applicable laws, or to a party's ac-countants, attorneys and other professional advisors.

        4.4    Agreement Announcement.    The parties hereby agree that the consummation of this Agreement shall be deemed to be in the public domain and its existence (but not specific terms) may be announced or otherwise referred to by the parties as they deem appropriate. Notwithstanding the foregoing, prior to execution of this Agreement, the parties shall agree upon language that can be used to describe the terms of this transaction, and each party may disclose such language, as modified by mutual agreement from time to time, without the other party's consent.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

        5.1    Representations and Warranties.    Affymax represents and warrants to XOMA that: (i) Affymax has the legal right, authority and power to enter into this Agreement; (ii) this Agreement shall constitute a valid and binding obligation of Affymax enforceable in accordance with its terms; (iii) the performance of obligations under this Agreement by Affymax will not result in a breach of any agreements, contracts or other arrangements to which it is a party; and (iv) Affymax has no notice or other knowledge of any infringement of the XOMA Patent Rights by any Third Party.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        5.2    Disclaimer.    Nothing in this Agreement is or shall be construed as:

          (a)   A warranty or representation by XOMA as to the validity or scope of any claim or patent within the XOMA Patent Rights;

          (b)   A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of any patent rights or other intellectual property right of any Third Party;

          (c)   An obligation to bring or prosecute actions or suits against Third Parties for infringement of any of the XOMA Patent Rights;

          (d)   Granting by implication, estoppel, or otherwise any licenses or rights under patents or other rights of XOMA or Third Parties, regardless of whether such patents or other rights are dominant or subordinate to any patent within the XOMA Patent Rights.

        5.3    No Other Warranties.    XOMA MAKES NO WARRANTIES WITH RESPECT TO THE XOMA PATENT RIGHTS, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND XOMA SPECIFICALLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF THE XOMA PATENT RIGHTS OR NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

ARTICLE 6
INDEMNIFICATION

        Affymax agrees to indemnify, defend and hold XOMA and its Affiliates, directors, officers, employees and agents harmless from and against any and all liabilities, losses and expenses (including, without limitation, attorneys and professional fees and other costs of litigation), resulting from any claims, demands or causes of action by any party other than Affymax (each, a "Liability") arising out of (i) the possession, manufacture, use, sale or other disposition of either Licensed Materials or any product of the practice of any method within the scope of the XOMA Patent Rights or Know-How by Affymax, whether based on breach of warranty, negligence, product liability or otherwise, (ii) the exercise of any right granted to Affymax pursuant to this Agreement or (iii) any breach of this Agreement by Affymax, except to the extent, in each case, that such Liability is caused by the willful misconduct of XOMA.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

ARTICLE 7
TERM AND TERMINATION

        7.1    Term.    Subject to Section 7.5, the term of this Agreement will commence on the Effective Date and remain in full force and effect until the expiration of the last patent within the XOMA Patent Rights, unless earlier terminated for cause pursuant to Section 7.2.

        7.2    Termination for Cause.    Either party may terminate this Agreement (i) upon sixty (60) days written notice or (ii) in the event the other party has materially breached this Agreement or has breached or defaulted in the performance of any of its obligations set forth in Articles 2, 3, 4, 5 and 6 or in Sections 7.4, 8.2, 8.7 and 8.8 or infringed any patent not otherwise licensed hereunder and such breach, default or infringement has continued for thirty (30) days after written notice thereof was provided to the breaching party by the nonbreaching party. Any termination for cause shall become effective on the first day immediately following such thirty (30) day period unless the breaching party has cured any such breach, default or infringement prior to the expiration of such period. Notwithstanding the above, in the case of a failure to pay any amount due hereunder the period for cure of any such default following notice thereof shall be five (5) days and, unless payment is made within such period, the termination shall become effective at the end of such period.

        7.3    Termination for Insolvency.    If voluntary or involuntary proceedings by or against a party are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for such party, or proceedings are instituted by or against such party for corporate reorganization or the dissolution of such party, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or if such party makes an assignment for the benefit of creditors, or substantially all of the assets of such party are seized or attached and not released within sixty (60) days thereafter, the other party may immediately terminate this Agreement effective upon notice of such termination.

        7.4    Contested Validity.    If Affymax, an Affymax Collaborator or any person or entity controlled by any of the foregoing contests or assists another in contesting the validity of any of the XOMA Patent Rights licensed hereunder, XOMA shall have the right to terminate this Agreement.

        7.5    Effect of Termination.    (a) Termination of this Agreement shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement. It is understood and agreed that monetary damages may not be a sufficient remedy for any breach of this Agreement and that the non-breaching party may be entitled to injunctive relief as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for any such breach of this Agreement, but shall be in addition to all other remedies available at law or in equity.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

          (b)   Upon any termination of this Agreement, Affymax and XOMA shall promptly return to the other party all Confidential Information received from the other party (except that each party may retain one copy for its files solely for the purpose of determining its rights and obligations hereunder).

          (c)   All licenses granted hereunder shall terminate upon the termination of this Agreement.

        7.6    Survival.    Sections 2.5, 2.6(b), 7.5 and 7.6, and Articles 4, 5, 6 and 8 of this Agreement shall survive any termination of this Agreement.

ARTICLE 8
MISCELLANEOUS PROVISIONS

        8.1    Governing Laws; Venue.    This Agreement and any dispute, including without limitation any arbitration, arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the state of California, without reference to conflicts of laws principles. The exclusive venue of any dispute arising out of or in connection with the performance of breach of this Agreement shall be the California state courts or U.S. district court located in San Francisco, California, and the parties hereby consent to the personal jurisdiction of such courts and waive any objection that any such court would be an inconvenient forum.

        8.2    Assignment.    Affymax may not transfer or assign this Agreement, or any of Affymax's rights hereunder without the prior written consent of XOMA, which consent will not be unreasonably withheld; provided, that for purposes of this Agreement, a Change in Control shall be deemed to be a transfer or assignment. Any such attempted transfer or assignment in violation of this Section 8.2 shall be void; provided, that in the event of a Change in Control not otherwise consented to in writing by XOMA, XOMA shall have the option in its discretion of terminating this Agreement or continuing Affymax's (or its successor's) obligations hereunder. XOMA may assign this Agreement or its rights hereunder. This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

        8.3    Waiver.    No waiver of any rights shall be effective unless consented to in writing by the party to be charged and the waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        8.4    Severability.    In the event that any provisions of this Agreement are determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall remain in full force and effect without said provision.

        8.5    Notices.    All notices, requests and other communications hereunder shall be in writing and shall be delivered or sent in each case to the respective address specified below, or such other address as may be specified in writing to the other party hereto, and shall be effective on receipt:

Affymax:	Affymax, Inc. 4001 Miranda Avenue Palo Alto, California 94304, U.S.A. Attn: Legal Department
with a copy (which shall not constitute notice to):
Brobeck, Phleger & Harrison LLP 12390 El Camino Real San Diego, CA 92130 Attn: Vickie G. Norton, Esq.
XOMA:	XOMA Ireland Limited Shannon Airport House Shannon, County Clare Ireland Attn: Company Secretary
with a copy (which shall not constitute notice) to:
XOMA (US) LLC 2910 Seventh Street Berkeley, CA 94710 USA Attn: Company Secretary

        8.6    Independent Contractors.    Both parties are independent contractors under this Agreement. Nothing contained in this Agreement is intended nor is to be construed so as to constitute XOMA or Affymax as partners or joint venturers with respect to this Agreement. Except as expressly provided herein, neither party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any other contract, agreement, or undertaking with any third party.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        8.7    Compliance with Laws.    In exercising their rights under this license, the parties shall comply in all material respects with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this Agreement. Affymax shall be responsible, at its expense, for making any required registrations or filings with respect to this Agreement and obtaining any necessary governmental approvals with respect hereto.

        8.8    Use of Name.    Neither party shall use the name or trademarks of the other party, except to the extent that a party is permitted to use the Confidential Information of the other party pursuant to Article 4, without the prior written consent of such other party.

        8.9    Further Actions.    Each party agrees to execute, acknowledge and deliver such further instruments, and do such other acts, as may be necessary and appropriate in order to carry out the purposes and intent of this Agreement.

        8.10    Entire Agreement; Amendment.    This Agreement constitutes the entire and exclusive Agreement between the parties with respect to the subject matter hereof and supersedes and cancels all previous discussions, agreements, commitments and writings in respect thereof, including without limitation the Predecessor Agreement. No amendment or addition to this Agreement shall be effective unless reduced to writing and executed by the authorized representatives of the parties.

        IN WITNESS WHEREOF, XOMA and Affymax have executed this Agreement in duplicate originals by duly authorized officers.

AFFYMAX, INC.		XOMA IRELAND LIMITED
By:	/s/ LORI RAFIELD Lori F. Rafield Co-President	By:	/s/ ALAN KANE Alan Kane, Director duly authorized for and on behalf of XOMA Ireland Limited in the presence of:
/s/ KEJIN DONODA
	Date: 10/29/01		Date: 1/11/01

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit A

Title:	AraB Promoters and Method of Producing Polypeptides, Including Cecropins, by Microbiological Techniques
Inventors:	Lai, Lee, Lin, Ray, Wilcox

        Based on PCT/US86/00131, which is a continuation-in-part of U.S. Serial No. 06/695,309 filed January 28, 1985 (abandoned).

COUNTRY	SERIAL NO.	PATENT NO.
Austria	EP 86900983.7	EP/0211047
Belgium	EP 86900983.7	EP/0211047
Europe	EP 86900983.7	EP/0211047
Finland	863891	94774
France	EP 86900983.7	EP/0211047
Germany	EP 86900983.7	P3689598.9-08
Italy	EP 86900983.7	EP/0211047
Japan	500818/86	2095930
Japan	094753/94	2121896
Luxembourg	EP 86900983.7	EP/0211047
Netherlands	EP 86900983.7	EP/0211047
Norway	863806	175870
Sweden	EP 86900983.7	EP/0211047
Switzerland/Liechtenstein	EP 86900983.7	EP/0211047
United Kingdom	EP 86900983.7	EP/0211047
*United States	06/695,309
*United States	06/797,472
United States	07/474,304	5,028,530

*
Cases abandoned in favor of a continuing application.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.